================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): September 30, 1999

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)


        DELAWARE                0-19281                    54-1163725
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


                             1001 North 19th Street
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
          (Former Name or Former Address, if changed since last report)






================================================================================

ITEM 5. OTHER EVENTS

In November 1998, The AES Corporation entered into a definitive agreement for the acquisition of CILCORP. All shareholder and regulatory approvals required to complete the acquisition have been obtained, and we expect the acquisition to close in the fourth quarter of 1999. This Current Report on Form 8-K includes audited historical financial statements of CILCORP as of and for the three years ended December 31, 1998, interim financial statements of CILCORP as of and for the six months ended June 30, 1999, and pro forma financial statements of The AES Corporation as of and for the six months ended June 30, 1999 and for the year ended December 31, 1998 which reflect the acquisition of CILCORP.

                                 CILCORP INC.
                         INDEX TO FINANCIAL STATEMENTS





                                                                                           PAGE
                                                                                           NO.
                                                                                          -----
CONSOLIDATED FINANCIAL STATEMENTS:
   Report of Independent Public Accountants ...........................................     F-2
   Consolidated Statements of Income for the Three Years Ended December 31, 1998 ......     F-3
   Consolidated Balance Sheets as of December 31, 1998 and 1997 .......................     F-4
   Consolidated Statements of Cash Flows for the Three Years Ended
    December 31, 1998 .................................................................     F-5
   Consolidated Statements of Segments of Business for the Three Years Ended
    December 31, 1998 .................................................................     F-6
   Consolidated Statements of Retained Earnings for the Three Years Ended
    December 31, 1998 .................................................................     F-9
   Notes to Consolidated Financial Statements .........................................    F-10
INTERIM CONSOLIDATED FINANCIAL STATEMENTS:
   Consolidated Statements of Income For the Six Months Ended June 30, 1999
    and 1998 ..........................................................................    F-26
   Consolidated Balance Sheets as of June 30, 1999 and 1998 ...........................    F-27
   Consolidated Statement of Cash Flows for the Six Months Ended June 30, 1999
    and 1998 ..........................................................................    F-29
   Consolidated Statements of Segments of Business for the Six Months Ended June 30,
    1999 and 1998 .....................................................................    F-30
   Notes to Consolidated Financial Statements .........................................    F-31


Report of Independent Public Accountants
To the Stockholders of CILCORP Inc.:



     We have audited the accompanying consolidated balance sheets of CILCORP Inc. (an Illinois corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, cash flows, stockholders' equity and segments of business for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CILCORP Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




Arthur Andersen LLP
Chicago, Illinois
January 27, 1999

                       CONSOLIDATED STATEMENTS OF INCOME
                         CILCORP INC. AND SUBSIDIARIES





                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------------------
                                                               1998           1997            1996
                                                           ------------   ------------   --------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Electric ..............................................    $ 360,009      $ 338,096        $322,785
 Gas ...................................................      172,327        208,758         195,770
 Other Businesses ......................................       26,688         11,106           8,505
                                                            ---------      ---------        --------
   Total ...............................................      559,024        557,960         527,060
                                                            ---------      ---------        --------
Operating Expenses:
 Fuel for Generation and Purchased Power ...............      124,058        115,081         101,622
 Gas Purchased for Resale ..............................       93,586        123,532         108,286
 Other Operations and Maintenance ......................      145,673        124,852         131,675
 Depreciation and Amortization .........................       66,179         62,416          60,574
 State and Local Revenue Taxes .........................       26,502         22,467          22,004
 Other Taxes ...........................................       11,463         11,833          11,516
                                                            ---------      ---------        --------
   Total ...............................................      467,461        460,181         435,677
                                                            ---------      ---------        --------
Fixed Charges and Other:
 Interest Expense ......................................       29,473         27,462          28,964
 Preferred Stock Dividends of Subsidiary ...............        3,194          3,216           3,188
 Allowance for Funds Used During Construction.                    (34)          (134)            (90)
 Other .................................................        1,013          1,177             679
                                                            ---------      ---------        --------
   Total ...............................................       33,646         31,721          32,741
                                                            ---------      ---------        --------
Income from Continuing Operations Before
 Income Taxes ..........................................       57,917         66,058          58,642
Income Taxes ...........................................       19,699         22,349          20,702
                                                            ---------      ---------        --------
Net Income from Continuing Operations Before
 Extraordinary Item ....................................       38,218         43,709          37,940
Loss from Operations of Discontinued Businesses,
 Net of Tax of $(16,278), $(7,298) and $(6,197).........      (25,025)       (34,126)         (9,997)
Gain on Sale/Disposal of Assets of Discontinued
 Businesses, Net of Tax of $2,014 and $1,889............        3,117          2,712              --
Extraordinary Item (see Note 1) ........................           --          4,100              --
                                                            ---------      ---------        --------
Net Income .............................................    $  16,310      $  16,395        $ 27,943
Other Comprehensive Income .............................         (169)          (317)             (5)
                                                            ---------      ---------        --------
Comprehensive Income ...................................    $  16,141      $  16,078        $ 27,938
                                                            =========      =========        ========
Average Common Shares Outstanding -- Basic .............       13,611         13,611          13,480
Earnings Per Common Share -- Basic
 Continuing Operations .................................    $    2.81      $    3.21        $   2.81
 Discontinued Operations ...............................       ( 1.61)        ( 2.31)         (  .74)
 Extraordinary Item ....................................           --            .30              --
                                                            ---------      ---------        --------
Net Income Per Common Share -- Basic ...................    $    1.20      $    1.20        $   2.07
                                                            =========      =========        ========
Average Common Shares Outstanding -- Diluted.                  13,707         13,627          13,480
Earnings Per Common Share -- Diluted
 Continuing Operations .................................    $    2.79      $    3.21        $   2.81
 Discontinued Operations ...............................       ( 1.60)        ( 2.31)         (  .74)
 Extraordinary Item ....................................           --            .30              --
                                                            ---------      ---------        --------
 Net Income Per Common Share -- Diluted ................    $    1.19      $    1.20        $   2.07
                                                            =========      =========        ========
 Dividends per Common Share ............................    $    2.46      $    2.46        $   2.46


             The accompanying Notes to Financial Statements are an
                       integral part of these statements.

                          CONSOLIDATED BALANCE SHEETS
                         CILCORP INC. AND SUBSIDIARIES

                                                                    AS OF DECEMBER 31,
                                                              ------------------------------
                                                                   1998             1997
                                                              --------------   -------------
                                                                      (IN THOUSANDS)
                            ASSETS
Current Assets:
 Cash and Temporary Cash Investments ......................     $    1,669      $   10,576
 Receivables, Less Reserves of $3,411 and $2,518...........        134,666         141,234
 Accrued Unbilled Revenue .................................         39,220          38,775
 Fuel, at Average Cost ....................................         13,431           7,816
 Materials and Supplies, at Average Cost ..................         15,062          13,685
 Gas in Underground Storage, at Average Cost ..............         20,767          22,666
 Prepayments and Other ....................................          7,706          10,971
                                                                ----------      ----------
   Total Current Assets ...................................        232,521         245,723
                                                                ----------      ----------
Investments and Other Property:
Investment in Leveraged Leases ............................        146,990         146,458
Other Investments .........................................         19,500          21,074
                                                                ----------      ----------
   Total Investments and Other Property ...................        166,490         167,532
                                                                ----------      ----------
Property, Plant and Equipment:
 Utility Plant, at Original Cost
 Electric .................................................      1,237,885       1,213,585
 Gas ......................................................        417,585         401,870
                                                                ----------      ----------
                                                                 1,655,470       1,615,455
Less -- Accumulated Provision for Depreciation ............        812,630         769,792
                                                                ----------      ----------
                                                                   842,840         845,663
Construction Work in Progress .............................         30,075          21,550
Other, Net of Depreciation ................................          7,796          22,188
                                                                ----------      ----------
   Total Property, Plant and Equipment ....................        880,711         889,401
                                                                ----------      ----------
Other Assets:                                                       33,218          32,163
                                                                ----------      ----------
   Total Assets ...........................................     $1,312,940      $1,334,819
                                                                ==========      ==========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Current Portion of Long-Term Debt ........................     $   13,027      $   22,185
 Notes Payable ............................................         96,200          62,150
 Accounts Payable .........................................        136,840         132,286
 Accrued Taxes ............................................          8,185           2,810
 Accrued Interest .........................................         10,102           9,473
 FCA/PGA Over-Recoveries ..................................            304           1,666
 Other ....................................................          8,881          19,798
                                                                ----------      ----------
   Total Current Liabilities ..............................        273,539         250,368
                                                                ----------      ----------
Long-Term Debt ............................................        285,552         298,528
                                                                ----------      ----------
Deferred Credits and Other Liabilities:
Deferred Income Taxes .....................................        239,306         241,013
Regulatory Liability of Regulated Subsidiary ..............         46,346          56,807
Deferred Investment Tax Credit ............................         19,450          21,117
Other .....................................................         47,089          48,273
                                                                ----------      ----------
   Total Deferred Credits .................................        352,191         367,210
                                                                ----------      ----------
Preferred Stock of Subsidiary .............................         66,120          66,120
                                                                ----------      ----------
Stockholders' Equity:
Common Stock, no par value; Authorized 50,000,000 shares --
 Outstanding 13,610,680 and 13,610,680 shares .............        192,853         192,567
Retained Earnings .........................................        143,530         160,702
Accumulated Other Comprehensive Income ....................           (845)           (676)
                                                                ----------      ----------
   Total Stockholders' Equity .............................        335,538         352,593
                                                                ----------      ----------
   Total Liabilities and Stockholders' Equity .............     $1,312,940      $1,334,819
                                                                ==========      ==========

             The accompanying Notes to Financial Statements are an
                     integral part of these balance sheets.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         CILCORP INC. AND SUBSIDIARIES





                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                           ---------------------------------------
                                                                               1998          1997          1996
                                                                           -----------   -----------   -----------
                                                                                       (IN THOUSANDS)
Cash Flows from Operating Activities:
Net Income from Continuing Operations Before Preferred Dividends.           $  41,412     $  46,925     $  41,128
                                                                            ---------     ---------     ---------
Adjustments to Reconcile Net Income to Net Cash Provided by
 Operating Activities:
 Non-Cash Income .......................................................       (6,150)       (4,102)       (4,297)
 Cash Receipts in Excess of Debt Service on Leases .....................        7,618            --            --
 Depreciation and Amortization .........................................       66,179        62,416        60,574
 Deferred Income Taxes, Investment Tax Credit and Regulatory
   Liability of Subsidiary, Net ........................................       (5,865)       (3,342)       (1,707)
Changes in Operating Assets and Liabilities:
 Decrease (Increase) in Accounts Receivable and Accrued Unbilled
   Revenue .............................................................        5,430           (74)       (3,474)
 (Increase) Decrease in Inventories ....................................       (5,093)        3,294        (5,310)
 Increase (Decrease) in Accounts Payable ...............................       14,188        (1,961)        6,809
 Increase (Decrease) in Accrued Taxes ..................................           10         3,893        (5,843)
 (Increase) Decrease in Other Assets ...................................          209       (17,027)        2,197
 Increase (Decrease) in Other Liabilities ..............................       (6,426)       (9,039)       11,036
                                                                            ---------     ---------     ---------

Total Adjustments ......................................................       70,100        34,058        59,985
                                                                            ---------     ---------     ---------
Net Cash Provided by Operating Activities ..............................      111,512        80,983       101,113
Net Cash Provided by (Used in) Operating Activities of Discontinued
 Operations ............................................................      (43,202)       10,031         1,263
                                                                            ---------     ---------     ---------
Cash Flow from Operations ..............................................       68,310        91,014       102,376
                                                                            ---------     ---------     ---------
Cash Flows from Investing Activities:
Additions to Plant .....................................................      (67,112)      (55,055)      (43,680)
Purchase of Long-Term Investments ......................................           --        (6,933)       (4,713)
Other ..................................................................       (4,514)       (1,242)          482
                                                                            ---------     ---------     ---------
Net Cash Used in Investing Activities ..................................      (71,626)      (63,230)      (47,911)
Net Cash Provided by (Used in) Investing Activities of Discontinued
 Operations ............................................................       19,169         3,310        (3,082)
                                                                            ---------     ---------     ---------
Cash Flow from Investing Activities ....................................      (52,457)      (59,920)      (50,993)
                                                                            ---------     ---------     ---------
Cash Flows from Financing Activities:
Net Increase (Decrease) in Short-Term Debt .............................       34,050        34,250       (19,200)
Repayment of Long-Term Debt ............................................      (22,102)      (22,954)      (19,393)
Common Dividends Paid ..................................................      (33,482)      (33,482)      (33,142)
Preferred Dividends Paid ...............................................       (3,194)       (3,216)       (3,188)
Common Stock Issued ....................................................           --            --        11,430
                                                                            ---------     ---------     ---------
Net Cash Provided by (Used in) Financing Activities of Continuing
 Operations ............................................................      (24,728)      (25,402)      (63,493)
Net Cash Provided by (Used in) Financing Activities of Discontinued
 Operations ............................................................          (32)          (57)          (49)
                                                                            ---------     ---------     ---------
Net Cash Used in Financing Activities ..................................      (24,760)      (25,459)      (63,542)
                                                                            ---------     ---------     ---------
Net Increase (Decrease) in Cash and Temporary Cash Investments .........       (8,907)        5,635       (12,159)
Cash and Temporary Cash Investments at Beginning of Year ...............       10,576         4,941        17,100
                                                                            ---------     ---------     ---------
Cash and Temporary Cash Investments at End of Year .....................    $   1,669     $  10,576     $   4,941
                                                                            =========     =========     =========

                 The accompanying Notes to Financial Statements
                    are an integral part of these statements.

                      STATEMENTS OF SEGMENTS OF BUSINESS
                         CILCORP INC. AND SUBSIDIARIES




                                                                              1998
                                       ----------------------------------------------------------------------------------
                                           CILCO       CILCO        CILCO        OTHER         DISCONT.
                                         ELECTRIC       GAS         OTHER      BUSINESSES     OPERATIONS       TOTALS
                                       ------------ ----------- ------------ ------------- --------------- --------------
                                                                         (IN THOUSANDS)
Revenues .............................   $360,009    $172,327     $  1,743    $   24,717      $     --       $  558,796
Interest income ......................                                 228                                          228
                                         --------                 --------    ----------      --------       ----------
   Total .............................    360,009     172,327        1,971        24,717                        559,024
                                         --------    --------     --------    ----------      --------       ----------
Operating expenses ...................    235,801     138,459        3,600        23,422                        401,282
Depreciation and amortization ........     46,017      19,256          713           193                         66,179
                                         --------    --------     --------    ----------      --------       ----------
   Total .............................    281,818     157,715        4,313        23,615                        467,461
                                         --------    --------     --------    ----------      --------       ----------
Interest expense .....................     16,261       6,514                      6,698                         29,473
Preferred stock dividends ............                               3,194                                        3,194
Fixed charges and other expenses              (34)                   1,013                                          979
                                         --------    --------     --------    ----------      --------       ----------
   Total .............................     16,227       6,514        4,207         6,698                         33,646
                                         --------    --------     --------    ----------      --------       ----------
Income from continuing oper.
 before income taxes .................     61,964       8,098       (6,549)       (5,596)                        57,917
Income taxes .........................     21,645       3,443       (2,616)       (2,773)                        19,699
                                         --------    --------     --------    ----------      --------       ----------
Net income from continuing
 operations ..........................     40,319       4,655       (3,933)       (2,823)                        38,218
Effect of discontinued operations.....                                                         (21,908)         (21,908)
                                         --------    --------     --------    ----------      --------       ----------
Segment net income ...................   $ 40,319    $  4,655     $ (3,933)   $   (2,823)     $(21,908)      $   16,310
                                         ========    ========     ========    ==========      ========       ==========
Capital expenditures .................   $ 44,213    $ 22,889     $     --    $       10      $  8,916       $   76,028
Revenue from major customer
 Caterpillar Inc. ....................   $ 39,354    $    948     $     --    $    7,669      $  1,130       $   49,101
Segment assets .......................   $730,354    $286,737     $  5,072    $  594,734      $121,647       $1,738,544
Consolidation adjustments ............     (1,304)       (507)          --      (423,789)           (4)        (425,604)
                                         --------    --------     --------    ----------      --------       ----------
   Total assets ......................   $729,050    $286,230     $  5,072    $  170,945      $121,643       $1,312,940
                                         ========    ========     ========    ==========      ========       ==========


                      STATEMENTS OF SEGMENTS OF BUSINESS
                         CILCORP INC. AND SUBSIDIARIES




                                                                               1997
                                           -----------------------------------------------------------------------------
                                               CILCO       CILCO       CILCO        OTHER      DISCONT.
                                             ELECTRIC       GAS        OTHER     BUSINESSES   OPERATIONS      TOTALS
                                           ------------ ----------- ----------- ------------ ------------ --------------
                                                                          (IN THOUSANDS)
Revenues .................................   $338,096    $208,758    $     --    $   10,867   $      --     $  557,721
Interest income ..........................                                239                                      239
                                             --------    --------    --------    ----------   ---------     ----------
   Total .................................    338,096     208,758         239        10,867                    557,960
                                             --------    --------    --------    ----------   ---------     ----------
Operating expenses .......................    217,700     165,020       2,831        12,214                    397,765
Depreciation and amortization ............     43,858      17,647         713           198                     62,416
                                             --------    --------    --------    ----------   ---------     ----------
   Total .................................    261,558     182,667       3,544        12,412                    460,181
                                             --------    --------    --------    ----------   ---------     ----------
Interest expense .........................     16,192       6,454                     4,816                     27,462
Preferred stock dividends ................                              3,216                                    3,216
Fixed charges and other expenses .........       (134)                  1,177                                    1,043
                                             --------    --------    --------    ----------   ---------     ----------
   Total .................................     16,058       6,454       4,393         4,816                     31,721
                                             --------    --------    --------    ----------   ---------     ----------
Income from continuing oper.
 before income taxes .....................     60,480      19,637      (7,698)       (6,361)                    66,058
Income taxes .............................     21,901       7,416      (3,049)       (3,919)                    22,349
                                             --------    --------    --------    ----------   ---------     ----------
Net income from cont. oper.
 before extraord. item ...................     38,579      12,221      (4,649)       (2,442)                    43,709
Effect of discontinued operations
 and extraordinary item ..................      4,100                                           (31,414)       (27,314)
                                             --------    --------    --------    ----------   ---------     ----------
Segment net income .......................   $ 42,679    $ 12,221    $ (4,649)   $   (2,442)  $ (31,414)    $   16,395
                                             ========    ========    ========    ==========   =========     ==========
Capital expenditures .....................   $ 35,196    $ 19,830    $     --    $       29   $   6,188     $   61,243
Revenue from major customer
 Caterpillar Inc. ........................   $ 40,106    $    934    $     --    $    1,208   $   1,870     $   44,118
Segment assets ...........................   $724,869    $290,958    $  5,639    $  606,786   $ 144,412     $1,772,664
Consolidation adjustments ................     (1,070)       (416)         --      (436,345)        (14)      (437,845)
                                             --------    --------    --------    ----------   ---------     ----------
   Total assets ..........................   $723,799    $290,542    $  5,639    $  170,441   $ 144,398     $1,334,819
                                             ========    ========    ========    ==========   =========     ==========


                      STATEMENTS OF SEGMENTS OF BUSINESS
                         CILCORP INC. AND SUBSIDIARIES




                                                                            1996
                                       ------------------------------------------------------------------------------
                                           CILCO       CILCO       CILCO        OTHER       DISCONT.
                                         ELECTRIC       GAS        OTHER      BUSINESSES   OPERATIONS      TOTALS
                                       ------------ ----------- ----------- ------------- ------------ --------------
                                                                       (IN THOUSANDS)
Revenues .............................   $322,785    $195,770    $     --    $    7,825     $     --     $  526,380
Interest income ......................                                680                                       680
                                         --------    --------    --------    ----------     --------     ----------
   Total .............................    322,785     195,770         680         7,825                     527,060
                                         --------    --------    --------    ----------     --------     ----------
Operating expenses ...................    208,566     154,099       2,234        10,204                     375,103
Depreciation and amortization ........     42,530      17,134         713           197                      60,574
                                         --------    --------    --------    ----------     --------     ----------
   Total .............................    251,096     171,233       2,947        10,401                     435,677
                                         --------    --------    --------    ----------     --------     ----------
Interest expense .....................     17,445       6,716                     4,803                      28,964
Preferred stock dividends ............                              3,188                                     3,188
Fixed charges and other expenses......        (90)                    679                                       589
                                         --------    --------    --------    ----------     --------     ----------
   Total .............................     17,355       6,716       3,867         4,803                      32,741
                                         --------    --------    --------    ----------     --------     ----------
Income from continuing oper.
 before income taxes .................     54,334      17,821      (6,134)       (7,379)                     58,642
Income taxes .........................     19,576       6,972      (2,466)       (3,380)                     20,702
                                         --------    --------    --------    ----------     --------     ----------
Net income from continuing
 operations ..........................     34,758      10,849      (3,668)       (3,999)                     37,940
Effect of discontinued operations.....                                                        (9,997)        (9,997)
                                         --------    --------    --------    ----------     --------     ----------
Segment net income ...................   $ 34,758    $ 10,849    $ (3,668)   $   (3,999)    $ (9,997)    $   27,943
                                         ========    ========    ========    ==========     ========     ==========
Capital expenditures .................   $ 28,032    $ 15,529    $     --    $      119     $  3,061     $   46,741
Revenue from major customer
 Caterpillar Inc. ....................   $ 37,724    $  1,053    $     --    $       68     $    119     $   38,964
Segment assets .......................   $732,219    $296,343    $  6,424    $  585,732     $ 94,492     $1,715,210
Consolidation adjustments ............       (352)       (137)         --      (428,815)        (213)      (429,517)
                                         --------    --------    --------    ----------     --------     ----------
   Total assets ......................   $731,867    $296,206    $  6,424    $  156,917     $ 94,279     $1,285,693
                                         ========    ========    ========    ==========     ========     ==========

                 CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                         CILCORP INC. AND SUBSIDIARIES





                                                    COMMON STOCK                              OTHER
                                             --------------------------     RETAINED      COMPREHENSIVE
                                                SHARES         AMOUNT       EARNINGS         INCOME            TOTAL
                                             ------------   -----------   ------------   --------------   --------------
                                                                          (IN THOUSANDS EXCEPT SHARE AMOUNTS)
Balance at December 31, 1995 .............   13,335,606     $179,330      $183,002          $ (354)         $361,978
Common Stock Issued ......................      275,074       11,430                                          11,430
Cash Dividend Declared on Common
 Stock ($2.46 per share)..................                                 (33,141)                          (33,141)
Additional Minimum Liability of
 Non-Qualified Pension Plan at
 December 31, 1996, net of $(3) taxes.....                                                      (5)               (5)
Net Income ...............................                                  27,943                            27,943
                                             ----------     --------      --------                          --------
Balance at December 31, 1996 .............   13,610,680     $190,760      $177,804          $ (359)         $368,205
CILCORP Shareholder Return Incentive
 Compensation ............................                     1,807                                           1,807
Cash Dividend Declared on Common
 Stock ($2.46 per share)..................                                 (33,482)                          (33,482)
Additional Minimum Liability of
 Non-Qualified Pension Plan at
 December 31, 1997, net of $(208) taxes.                                                      (317)             (317)
Other ....................................                                     (15)                              (15)
Net Income ...............................                                  16,395                            16,395
                                             ----------     --------      --------          ------          --------
Balance at December 31, 1997 .............   13,610,680     $192,567      $160,702          $ (676)         $352,593
Cash Dividend Declared on Common
 Stock ($2.46 per share)..................                                 (33,482)                          (33,482)
Additional Minimum Liability of
 Non-Qualified Pension Plan at
 December 31, 1998, net of $(111) taxes.                                                      (169)             (169)
Other ....................................                       286                                             286
Net Income ...............................                                  16,310                            16,310
                                                                          --------                          --------
Balance at December 31, 1998 .............   13,610,680     $192,853      $143,530          $ (845)         $335,538
                                             ==========     ========      ========          ========        ========

                 The accompanying Notes to Financial Statements
                    are an integral part of these statements.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of CILCORP Inc. (CILCORP or the Holding Company), Central Illinois Light Company (CILCO), QST Enterprises Inc. (QST) and its subsidiaries (QST Environmental Inc., formerly known as Environmental Science & Engineering, Inc. (ESE) and QST Energy Inc. (QST Energy)) and CILCORP's other subsidiaries (collectively, the Company) after elimination of significant intercompany transactions. In 1998, the operations of QST and its subsidiaries were discontinued (see Note 10). Prior year amounts have been reclassified on a basis consistent with the 1998 presentation.

     CILCORP is an investor-owned public utility holding company. CILCO, the Company's principal business subsidiary, is engaged in the generation, transmission, distribution and sale of electric energy in an area of approximately 3,700 square miles in central and east-central Illinois, and the purchase, distribution, transportation and sale of natural gas in an area of approximately 4,500 square miles in central and east-central Illinois. Other CILCORP first-tier subsidiaries are CILCORP Investment Management Inc. (CIM), which manages the Company's investment portfolio and CILCORP Ventures Inc.
(CVI), which pursues investment opportunities in energy-related products and services.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     See Management's Discussion and Analysis of Financial Condition and Results of Operations-- New Accounting Pronouncements for a discussion of accounting pronouncements issued by the Financial Accounting Standards Board which are effective in 1998 or thereafter.


REGULATION

     CILCO  is  a  public utility subject to regulation by the Illinois Commerce
Commission (ICC) and the Federal Energy Regulatory Commission (FERC) with respect to accounting matters, and maintains its accounts in accordance with the Uniform System of Accounts prescribed by these agencies.

     CILCO is subject to the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS 71) for its regulated public utility operations. Under SFAS 71, assets and liabilities are recorded to represent probable future increases and decreases, respectively, of revenues to CILCO resulting from the ratemaking action of regulatory agencies.

     The Electric Service Customer Choice and Rate Relief Law of 1997 (Customer Choice Law) became effective in Illinois in December 1997. Among other provisions, this law begins a nine-year transition process to a fully competitive market for electricity in Illinois. Electric transmission and distribution activities are expected to continue to be regulated, but a customer may choose to purchase electricity from another supplier (see Management's Discussion--Competition).

     Due to the transition cost recovery limitations and base rate reductions of the Customer Choice Law, CILCO's electric generation activities will no longer be subject to the provisions of SFAS 71. Accordingly, regulatory assets of $1.5 million and liabilities of $5.6 million associated with electric generating plant were written-off or credited, respectively, to income in 1997 as a net $4.1 million after-tax extraordinary item. Regulatory assets included on the Consolidated Balance Sheets at December 31, 1998 and 1997 are as follows:


                                                                   1998         1997
                                                                ----------   ---------
                                                                    (IN THOUSANDS)
Included in prepayments and other:
 Fuel and gas cost adjustments ..............................    $ 4,740      $ 2,954
 Coal tar remediation cost -- estimated current .............        609          844
 Gas transition costs .......................................         --          159
                                                                 -------      -------
    Current costs included in prepayments and other .........      5,349        3,957
                                                                 -------      -------
Included in other assets:
 Coal tar remediation cost, net of recoveries ...............      1,281        2,745
 Regulatory tax asset .......................................      5,723        7,578
 Deferred gas costs .........................................      4,039        4,145
 Unamortized loss on reacquired debt ........................      3,261        3,581
                                                                 -------      -------
 Future costs included in other assets ......................     14,304       18,049
                                                                 -------      -------
    Total regulatory assets .................................    $19,653      $22,006
                                                                 =======      =======


     Regulatory assets at December 31, 1998 are related to CILCO's regulated electric and gas distribution activities. CILCO does not currently believe the costs recorded for its generating plants and related assets at December 31, 1998 to be impaired as a result of the Customer Choice Law. Regulatory liabilities, consisting of deferred tax items primarily related to CILCO's electric and gas transmission and distribution operations, are approximately $46.3 million and $56.8 million at December 31, 1998 and 1997, respectively.

     CILCO's electric generation-related identifiable assets included in the balance sheet at December 31, 1998 and 1997 were:


                                                              1998           1997
                                                          ------------   ------------
                                                                (IN THOUSANDS)
Property, Plant and Equipment .........................    $  537,358     $  535,065
Less: Accumulated Depreciation ........................      (266,461)      (259,988)
                                                           ----------     ----------
                                                              270,897        275,077
Construction Work in Progress .........................         3,268          1,979
                                                           ----------     ----------
 Net Property, Plant and Equipment ....................       274,165        277,056
Fuel, at Average Cost .................................         8,704          8,520
Materials and Supplies, at Average Cost ...............         8,452          8,202
                                                           ----------     ----------
Total Identifiable Electric Generation Assets .........    $  291,321     $  293,778
                                                           ==========     ==========

     Accumulated deferred income taxes associated with electric generation property at December 31, 1998 and 1997 were approximately $72 million and $79 million, respectively.

OPERATING REVENUES, FUEL COSTS AND COST OF GAS

     Electric, gas, and non-regulated energy and energy services revenues include service provided but unbilled at year end. Substantially all electric rates and gas system sales rates of CILCO include a fuel adjustment clause and a purchased gas adjustment clause, respectively. These clauses provide for the recovery of changes in electric fuel costs, excluding coal transportation, and changes in the cost of gas on a current basis in billings to customers. CILCO adjusts the cost of fuel and cost of gas to recognize over or under recoveries of allowable costs. The cumulative effects are deferred on the Balance Sheets as a current asset or current liability (see Regulation, above) and adjusted by refunds or collections through future billings to customers.


CONCENTRATION OF CREDIT RISK

     CILCO, as a public utility, must provide service to customers within its defined service territory and may not discontinue service to residential customers when certain weather conditions exist. CILCO continually reviews customers' creditworthiness and requests deposits or refunds deposits based on that review. At December 31, 1998, CILCO had net receivables of $35.8 million, of which approximately $4.7 million was due from its major customers.

     See Note 6 for a discussion of receivables related to CILCORP Investment Management Inc.'s leveraged lease portfolio.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of Cash and Temporary Cash Investments, Other Investments, and Notes Payable approximates fair value. The estimated fair value of the Company's Preferred Stock with Mandatory Redemption was $23 million at December 31, 1998 and 1997, based on current market interest rates for other companies with comparable credit ratings, capital structure, and size. The estimated fair value of the Company's Long-Term Debt, including current maturities, was $339 million at December 31, 1998, and $352 million at December 31, 1997. The fair market value of these instruments was based on current market interest rates for other companies with comparable credit ratings, capital structures, and size.


DEPRECIATION AND MAINTENANCE

     Provisions for depreciation of utility property for financial reporting purposes are based on straight-line composite rates. The annual provisions for utility plant depreciation, expressed as a percentage of average depreciable utility property, were 3.8% and 4.6% for electric and gas, respectively, for each of the last three years. Utility maintenance and repair costs are charged directly to expense. Renewals of units of property are charged to the utility plant account, and the original cost of depreciable property replaced or retired, together with the removal cost less salvage, is charged to the accumulated provision for depreciation.

     Non-utility property is depreciated over estimated lives ranging from 3 to 40 years.


GOODWILL

     As a result of significant downsizing of QST Environmental Inc. (QST Environmental) during 1996 and 1997 and continuing overcapacity and competition in the environmental segment in the fourth quarter of 1997, the Company determined that an impairment to goodwill associated with QST Environmental existed. As a result, the Company wrote off the $22.6 million unamortized goodwill balance. In late 1998, the Company decided to sell its 100% ownership interest in QST Environmental and has classified its results as discontinued (see Note 10).

INCOME TAXES

     The Company follows a policy of comprehensive interperiod income tax allocation. Investment tax credits related to utility property have been deferred and are being amortized over the estimated useful lives of the related property. CILCORP and its subsidiaries file a consolidated federal income tax return. Income taxes are allocated to the individual companies based on their respective taxable income or loss.


CONSOLIDATED STATEMENTS OF CASH FLOWS

     The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents for purposes of the Consolidated Statements of Cash Flows.

     Cash paid for interest and income taxes was as follows:





                                     DECEMBER 31,
                         ------------------------------------
                            1998         1997         1996
                         ----------   ----------   ----------
                                    (IN THOUSANDS)
Interest .............    $26,067      $28,710      $28,988
Income taxes .........    $19,611      $28,537      $13,572
                          -------      -------      -------

COMPANY-OWNED LIFE INSURANCE POLICIES

     The following amounts related to Company-owned life insurance contracts, issued by one major insurance company, are included in Other Investments:


                                                    DECEMBER 31,
                                              -------------------------
                                                  1998          1997
                                              -----------   -----------
                                                   (IN THOUSANDS)
Cash surrender value of contracts .........    $  50,786     $  45,297
Borrowings against contracts ..............      (48,132)      (42,898)
                                               ---------     ---------
   Net investment .........................    $   2,654     $   2,399
                                               =========     =========


     Interest expense related to borrowings against Company-owned life insurance, included in "Other" on the Consolidated Statements of Income, was $3.6 million, $3.5 million and $2.7 million for 1998, 1997 and 1996, respectively.

NOTE 2.  INCOME TAXES

     The Company uses the liability method to account for income taxes. Under the liability method, deferred income taxes are recognized at currently enacted income tax rates to reflect the tax effect of temporary differences between the financial reporting basis and the tax basis of assets and liabilities. Temporary differences occur because the income tax law either requires or permits certain items to be reported on the Company's income tax return in a different year than they are reported in the financial statements. CILCO has recorded a regulatory asset and liability to account for the effect of expected future regulatory actions related to unamortized investment tax credits, income tax liabilities initially recorded at tax rates in excess of current rates, the equity component of Allowance for Funds Used during Construction and other items for which deferred taxes had not previously been provided. The temporary differences related to the consolidated deferred income tax asset and liability at December 31, 1998, 1997, and 1996 were as follows:

                                                                DECEMBER 31,
                                                    ------------------------------------
                                                       1998         1997         1996
                                                    ----------   ----------   ----------
                                                               (IN THOUSANDS)
Deferred tax assets:
 Deferred tax asset .............................    $ 20,742     $ 18,347     $ 16,452
 Adjustment to reflect regulatory asset .........      (5,723)      (7,578)      (4,777)
                                                     --------     --------     --------
 Net deferred tax asset .........................    $ 15,019     $ 10,769     $ 11,675
                                                     ========     ========     ========

                                                                                       DECEMBER 31,
                                                                          ---------------------------------------
                                                                              1998          1997          1996
                                                                          -----------   -----------   -----------
                                                                                      (IN THOUSANDS)
Deferred tax liabilities:
 Deferred tax liability-property ......................................    $ 196,301     $ 207,460     $ 214,356
 Adjustment to reflect regulatory liability ...........................      (46,346)      (56,807)      (68,565)
                                                                           ---------     ---------     ---------
 Net deferred tax liability-property ..................................      149,955       150,653       145,791
 Deferred tax liability-leases ........................................      103,566       101,005        97,964
 Deferred tax liability-other .........................................          804           124         3,159
                                                                           ---------     ---------     ---------
 Accumulated deferred income tax liability ............................    $ 254,325     $ 251,782     $ 246,914
                                                                           =========     =========     =========
 Accumulated deferred income tax liability, net of deferred tax assets     $ 239,306     $ 241,013     $ 235,239
                                                                           =========     =========     =========

     The following table reconciles the change in the accumulated deferred income tax liability to the deferred income tax expense included in the income statement:

                                                                                   DECEMBER 31,
                                                                           ----------------------------
                                                                                1998           1997
                                                                           -------------   ------------
                                                                                  (IN THOUSANDS)
Net change in deferred income tax liability per above table ............     $  (1,707)     $   5,774
Change in tax effects of income tax related regulatory assets and
 liabilities ...........................................................        (8,606)       (14,559)
Deferred taxes related to extraordinary item ...........................            --          5,634
Other ..................................................................          (106)           125
                                                                             ---------      ---------
Deferred income tax benefit for the period .............................       (10,419)        (3,026)
Less: Deferred income tax benefit for the period from discontinued
 operations ............................................................        (6,115)        (1,245)
                                                                             ---------      ---------
Deferred income tax benefit for the period from continuing operations...     $  (4,304)     $  (1,781)
                                                                             =========      =========

     Income tax expenses were as follows:



                                                                              DECEMBER 31,
                                                                  -------------------------------------
                                                                      1998         1997         1996
                                                                  -----------   ----------   ----------
                                                                             (IN THOUSANDS)
Current income taxes
Federal .......................................................    $  13,731     $ 17,814     $ 15,129
State .........................................................        3,791        3,836        2,169
                                                                   ---------     --------     --------
Total current taxes ...........................................       17,522       21,650       17,298
                                                                   ---------     --------     --------
Deferred income taxes, net ....................................
Property-related deferred income taxes ........................      (11,262)        (841)      (2,346)
Leveraged leases ..............................................        2,602        3,040        4,398
Unbilled revenue ..............................................         (287)        (885)         425
Gas take-or-pay settlements ...................................          522         (339)        (706)
Environmental remediation costs ...............................          (58)          46         (642)
Pension expenses ..............................................          869       (1,798)      (1,726)
Other post-employment benefits expenses .......................         (847)        (617)         187
Customer advances .............................................          478         (438)         (40)
Gas in underground storage ....................................       (1,681)        (191)         405
Amortization of debt discounts, premiums and expenses .........         (790)        (179)        (179)
CILCO Executive Deferred Compensation Plan ....................         (671)        (191)        (525)
CILCORP Shareholder Return Incentive Comp. Plan ...............         (717)          --           --
QST Gas Derivatives Mark to Market ............................          948           --           --
Other .........................................................          475         (633)        (360)
                                                                   ---------     --------     --------
Total deferred income taxes, net ..............................      (10,419)      (3,026)      (1,109)
                                                                   ---------     --------     --------
Investment tax credit amortization ............................       (1,668)      (1,684)      (1,684)
                                                                   ---------     --------     --------
Total income tax provisions before extraordinary item .........        5,435       16,940       14,505
Deferred taxes related to extraordinary item ..................           --       (5,634)          --
                                                                   ---------     --------     --------
Total income tax provisions ...................................    $   5,435     $ 11,306     $ 14,505
                                                                   =========     ========     ========

     Total income tax provisions are presented within the Income Statement as follows:


                                                                     DECEMBER 31,
                                                         -------------------------------------
                                                             1998         1997         1996
                                                         -----------   ----------   ----------
                                                                    (IN THOUSANDS)
Income taxes from continuing operations ..............    $  19,699     $ 22,349     $ 20,702
Tax on income (loss) from operations of discontinued
 businesses ..........................................      (16,278)      (7,298)      (6,197)
Tax on gain (loss) on sale/disposal of discontinued
 businesses ..........................................        2,014        1,889           --
Deferred taxes related to extraordinary item .........           --       (5,634)          --
                                                          ---------     --------     --------
Total income tax provisions ..........................    $   5,435     $ 11,306     $ 14,505
                                                          ---------     --------     --------

     The 1997 income tax provision has been reduced to reflect the crediting to income as an extraordinary item the regulatory liability related to electric generation property deferred taxes which were recorded at tax rates in excess of the current rate.

     Total deferred income taxes, net, includes deferred state income taxes of $(1,635,000), $(229,000) and $(538,000) for 1998, 1997 and 1996, respectively.

     The following table represents a reconciliation of the effective tax rate with the statutory federal income tax rate.


                                                                       YEARS ENDED DECEMBER 31,
                                                                 ------------------------------------
                                                                    1998         1997         1996
                                                                 ----------   ----------   ----------
Statutory federal income tax .................................       35.0%        35.0%        35.0%
                                                                     ----        -----         ----
Amortization of property related deferred taxes provided at
 tax rates in excess of current rate .........................       (8.3)        (3.9)        (3.4)
Amortization of investment tax credit ........................       (7.6)        (6.1)        (4.0)
State income taxes ...........................................        5.5          9.0          4.8
Goodwill write-off and amortization ..........................         --         29.2           .6
Preferred dividends of subsidiary and other permanent
 differences .................................................        6.6          5.2          3.6
Tax provision adjustment .....................................         --         (1.6)         (.4)
Affordable housing tax credits ...............................       (6.1)        (3.4)         (.1)
Corporate-owned life insurance ...............................       (4.2)        (2.9)        (1.7)
AES transaction costs ........................................        3.3           --           --
Other differences ............................................        1.1           .7          (.2)
                                                                     ----        -----         ----
Total ........................................................       (9.7)        26.2          (.8)
                                                                     ----        -----         ----
Effective income tax rate before effect of extraordinary item.       25.3         61.2         34.2
Tax effect of extraordinary item .............................         --        (20.4)          --
                                                                     ----        -----         ----
Effective income tax rate ....................................       25.3%        40.8%        34.2%
                                                                     ====        =====         ====

NOTE 3 POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS

POSTEMPLOYMENT BENEFITS OTHER THAN PENSIONS AND HEALTH CARE

     CILCO has recorded a liability of approximately $1.5 million at December 31, 1998 and 1997, for benefits other than pensions or health care provided to former or inactive employees. The liability for these benefits (primarily long-term and short-term disability payments under plans self-insured by CILCO) is actuarially determined.


PENSION BENEFITS

     Substantially all of CILCO's full-time employees, including those assigned to the Holding Company, are covered by trusteed, non-contributory defined benefit pension plans. Benefits under these qualified plans reflect the employee's years of service, age at retirement and maximum total compensation for any consecutive sixty-month period prior to retirement. CILCO also has an unfunded nonqualified plan for certain employees.

     Pension costs for the past three years were charged as follows:


                                        1998        1997        1996
                                    -----------   --------   ----------
                                              (IN THOUSANDS)
Operating expenses ..............     $  (893)     $ 493      $ 9,700
Utility plant and other .........           6        125          922
                                      -------      -----      -------
Net pension costs ...............     $  (887)     $ 618      $10,622
                                      =======      =====      =======

     Provisions for pension expense reflect the use of the projected unit credit actuarial cost method. At December 31, 1998 and 1997, CILCO recognized an additional minimum liability on the Balance Sheets for the plan in which the accumulated benefit obligation exceeds the fair value of plan assets.

POSTRETIREMENT HEALTH CARE BENEFITS

     Provisions for postretirement benefits expenses are determined under the accrual method of accounting.

     Substantially all of CILCO's full-time employees, including those assigned to the Holding Company, are currently covered by a trusteed, non-contributory defined benefit postretirement health care plan. The plan pays stated percentages of most necessary medical expenses incurred by retirees, after subtracting payments by Medicare or other providers and after a stated deductible has been met. Participants become eligible for the benefits if they retire from CILCO after reaching age 55 with 10 or more years of service. Neither QST Enterprises nor its subsidiaries provide health care benefits to retired employees.

     Postretirement health care benefit costs were charged as follows:


                                                            1998        1997        1996
                                                         ---------   ---------   ---------
                                                                  (IN THOUSANDS)
Operating expenses ...................................    $3,904      $3,989      $5,096
Utility plant and other ..............................     1,260       1,825       1,883
                                                          ------      ------      ------
Net postretirement health care benefit costs .........    $5,164      $5,814      $6,979
                                                          ======      ======      ======

     The components of net periodic benefit costs follow:


                                                                                        OTHER POSTRETIREMENT
                                                              PENSION BENEFITS                BENEFITS
                                                         ---------------------------   -----------------------
                                                             1998           1997          1998         1997
                                                         ------------   ------------   ----------   ----------
                                                                            (IN THOUSANDS)
Service cost .........................................    $   5,410      $   4,384      $  1,417     $  1,298
Interest cost ........................................       19,024         17,561         5,371        5,047
Expected return on plan assets .......................      (25,304)       (21,005)       (4,388)      (3,249)
Amortization of transition liability (asset) .........         (888)          (888)        2,858        2,858
Amortization of past service cost ....................        1,068          1,068            --           --
Recognized actuarial loss ............................         (197)          (502)          (94)        (140)
                                                          ---------      ---------      --------     --------
Net benefit cost .....................................    $    (887)     $     618      $  5,164     $  5,814
                                                          =========      =========      ========     ========
Pension Plans with Accumulated Benefit
 Obligations in Excess of Assets
Total projected benefit obligation ...................    $  (4,191)     $  (3,692)
Total accumulated benefit obligation .................    $  (3,582)     $  (2,902)
Total fair value of assets ...........................    $      --      $      --

     Information on the plans, funded status follows:


                                                                                                OTHER POSTRETIREMENT
                                                                 PENSION BENEFITS                     BENEFITS
                                                          -------------------------------   -----------------------------
                                                               1998             1997             1998            1997
                                                          --------------   --------------   -------------   -------------
                                                                                  (IN THOUSANDS)
Change in Benefit Obligations
Benefit obligation at January 1, ......................     $ (254,929)      $ (235,441)      $ (72,542)      $ (67,367)
Service cost ..........................................         (5,410)          (4,384)         (1,417)         (1,298)
Interest cost .........................................        (19,024)         (17,561)         (5,371)         (5,047)
Actuarial (gain) loss .................................        (22,521)         (13,928)         (7,500)         (2,891)
Benefits paid .........................................         16,238           16,385           4,514           4,061
                                                            ----------       ----------       ---------       ---------
Benefit obligation at December 31, ....................     $ (285,646)      $ (254,929)      $ (82,316)      $ (72,542)
                                                            ==========       ==========       =========       =========
Change in Plan Assets
Fair value of assets at January 1, ....................     $  289,091       $  254,824       $  52,263       $  39,601
Actual return on assets ...............................         36,467           50,489           5,781           9,907
Company contributions .................................            163              163             863           6,816
Participant contributions .............................             --               --              --              --
Benefits paid .........................................        (16,238)         (16,385)         (4,514)         (4,061)
                                                            ----------       ----------       ---------       ---------
Fair value of assets at December 31, ..................     $  309,483       $  289,091       $  54,393       $  52,263
                                                            ==========       ==========       =========       =========
Funded Status at December 31,
Benefit obligation less (greater) than plan
 assets ...............................................     $   23,837       $   34,162       $ (27,923)      $ (20,279)
Unrecognized net transition liability (asset) .........         (4,011)          (4,899)         30,297          33,155
Unrecognized actuarial (gain) loss ....................        (35,875)         (47,431)         (6,777)        (12,977)
Unrecognized prior service cost .......................          6,365            7,433              --              --
Intangible asset ......................................           (415)            (455)             --              --
Accumulated other comprehensive income ................         (1,401)          (1,120)             --              --
                                                            ----------       ----------       ---------       ---------
Prepaid (accrued) benefit cost ........................     $  (11,500)      $  (12,310)      $  (4,403)      $    (101)
                                                            ==========       ==========       =========       =========
Assumptions as of December 31,
Discount rate .........................................           6.75%            7.25%           6.75%           7.25%
Long-term return on assets ............................           9.00%            8.50%           8.50%           8.50%
Long-term compensation increase .......................           3.50%            4.50%            N/A             N/A

     For measurement purposes, a 7.2 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1998. The rate was assumed to decrease gradually to 5.7 percent for 2025 and remain level thereafter.

     Increasing the assumed health care cost trend rate by 1% in each year would increase the accumulated postretirement benefit obligation at December 31, 1998, by $2.9 million and the aggregate of the service and interest cost components of net postretirement health care cost for 1998 by $252,000. Decreasing the assumed health care cost trend rate by 1% in each year would decrease the accumulated postretirement benefit obligation at December 31, 1998, by $3.3 million and the aggregate of the service and interest cost components of net postretirement health care cost for 1998 by $295,000.


NOTE 4 CILCORP SHAREHOLDER RETURN INCENTIVE COMPENSATION PLAN

     Under  the  Company's  Shareholder  Return Incentive Compensation Plan (the
Plan), eligible key employees of the Company and its subsidiaries are entitled to receive shares of the Company's common stock based on a performance methodology established and periodically amended by the Compensation Committee of the Company's Board of Directors. During 1997, 350,000 fully-vested performance shares were distributed. Such shares are convertible into common stock with the number of shares received based upon the number of performance shares exercised multiplied by the difference between the average market price of the Company's common stock for the fifteen days prior to exercise and $36, divided by the market price of common stock at the exercise date.

     The compensation expense recognized under this Plan, based on the provisions of Statement of Financial Accounting Standards No. 123, (SFAS 123) was $1.8 million in 1997 when the performance shares were distributed. These shares were convertible into common stock at any time until December 31, 1998 (the Performance Period). The fair value of each performance share granted under the Plan was $5.98 -- estimated using the Black-Scholes option-pricing model assuming a risk-free interest rate of 5.7%, dividend yield of 5.9%, expected life of one year and volatility of 16.1%.

     In 1998, the Performance Period for the originally granted performance shares was extended to December 31, 1999. No additional expense was recorded following this extension, as a revaluation of the fair value of the performance shares per the provisions of SFAS 123 yielded no material valuation difference due to the one-year extension.

     To the extent that the market price exceeds $56, the Plan participants are entitled to receive cash in lieu of common stock. Consequently, the Company recognized expense of $1.75 million in the fourth quarter 1998 to reflect a share price approximating $61.


NOTE 5 SHORT-TERM DEBT

     Short-term debt at December 31, 1998, consisted of $55.6 million of Holding Company bank borrowings and $40.6 million of CILCO commercial paper. Short-term debt at December 31, 1997, included $40.9 million of Holding Company bank borrowings and $21.3 million of CILCO commercial paper.

     The Holding Company had arrangements for bank lines of credit totaling $60 million at December 31, 1998, of which $55.6 million was used. These lines were maintained by commitment fees of 1/8 of 1% per annum in lieu of balances.

     CILCO had arrangements for bank lines of credit totaling $45 million at December 31, 1998, all of which were unused. These lines of credit were maintained by commitment fees of 1/20 of 1% per annum in lieu of balances. These bank lines of credit support CILCO's issuance of commercial paper.

NOTE 6. LEVERAGED LEASE INVESTMENTS

     The  Company,  through  subsidiaries  of CILCORP Investment Management Inc.
(CIM), is a lessor in eight leveraged lease arrangements under which mining equipment, electric production facilities, warehouses, office buildings, passenger railway equipment and an aircraft are leased to third parties. The economic lives and lease terms vary with the leases. CIM's share of total equipment and facilities cost was approximately $350 million at December 31, 1998, and 1997.

     The cost of the equipment and facilities owned by CIM is partially financed by non-recourse debt provided by lenders, who have been granted, as their sole remedy in the event of a lessee default, an assignment of rents due under the leases and a security interest in the leased property. Such debt amounted to $232 million at December 31, 1998, and $237 million at December 31, 1997.

     Leveraged lease residual value assumptions, which are conservative in relation to independently appraised residual values of the lease portfolio, are tested on a periodic basis. In 1998, CIM decreased the estimated residual value of one of its leases by approximately $6.8 million to reflect current conditions in the secondary market for the asset.

     CIM's net investment in leveraged leases at December 31, 1998 and 1997 is shown below:





                                                                 1998          1997
                                                             -----------   -----------
                                                                  (IN THOUSANDS)
   Minimum lease payments receivable .....................    $142,095      $136,916
   Estimated residual value ..............................      87,569        94,368
   Less: Unearned income .................................      82,674        84,826
                                                              --------      --------
   Investment in lease financing receivables .............     146,990       146,458
   Less: Deferred taxes arising from leveraged leases.....     103,566       101,005
                                                              --------      --------
   Net investment in leveraged leases ....................    $ 43,424      $ 45,453
                                                              ========      ========

NOTE 7. PREFERRED STOCK

PREFERRED STOCK OF SUBSIDIARY

                                                                AT DECEMBER 31,
                                                            -----------------------
                                                               1998         1997
                                                            ----------   ----------
                                                                (IN THOUSANDS)
   Preferred stock, cumulative $100 par value,
    authorized 1,500,000 shares Without mandatory
    redemption 4.50% series -- 111,264 shares ...........    $11,126      $11,126
    4.64% series -- 79,940 shares .......................      7,994        7,994
   Class A, no par value, authorized 3,500,000 shares
    Flexible auction rate -- 250,000 shares (*) .........     25,000       25,000
    With mandatory redemption 5.85% series --
      220,000 shares ....................................     22,000       22,000
                                                             -------      -------
      Total preferred stock .............................    $66,120      $66,120
                                                             =======      =======

----------
(*) Dividend rates at December 31, 1998 and 1997, were 4.04% and 4.18%, respectively.

     All   classes  of  preferred  stock  are  entitled  to  receive  cumulative dividends and rank equally as to dividends and assets, according to their respective terms.

     The total annual dividend requirement for preferred stock outstanding at December 31, 1998, is $3.2 million, assuming a continuation of the auction dividend rate at December 31, 1998, for the flexible auction rate series.

PREFERRED STOCK WITHOUT MANDATORY REDEMPTION

     The call provisions of preferred stock redeemable at CILCO's option outstanding at December 31, 1998, are as follows:

          Series Callable Price Per Share (plus accrued dividends)

                         4.50%                      $110
                         4.64%                      $102
                         Flexible Auction Rate      $100


PREFERRED STOCK WITH MANDATORY REDEMPTION

     CILCO's 5.85% Class A preferred stock may be redeemed in 2003 at $100 per share. A mandatory redemption fund must be established on July 1, 2003. The fund will provide for the redemption of 11,000 shares for $1.1 million on July 1 of each year through July 1, 2007. On July 1, 2008, the remaining 165,000 shares will be retired for $16.5 million.

PREFERENCE STOCK OF SUBSIDIARY, CUMULATIVE

     No Par Value, Authorized 2,000,000 shares, of which none have been issued.



PREFERRED STOCK OF HOLDING COMPANY

     No Par Value, Authorized 4,000,000 shares, of which none were outstanding at December 31, 1998 and 1997.

COMMON STOCK RIGHTS

     On October 29, 1996, the Board of Directors of CILCORP authorized and declared a dividend distribution of one right for each share of common stock of the Company to stockholders of record at November 12, 1996, and for each share of common stock issued thereafter. Each right gives the stockholder the right to purchase one one-hundredth of a share of preferred stock of the Company for $100, subject to the conditions set forth in the agreement governing the rights plan.


NOTE 8. LONG-TERM DEBT

                                          AT DECEMBER 31,
                                      -----------------------
                                         1998         1997
                                      ----------   ----------
                                          (IN THOUSANDS)
CILCO first mortgage bonds
   7 1/2% series due 2007 .........    $ 50,000     $ 50,000
   8 1/5% series due 2022 .........      65,000       65,000
 Medium-term notes
   6.4% series due 2000 ...........      30,000       30,000
   6.82% series due 2003 ..........      25,350       25,350
   6.13% series due 2005 ..........      16,000       16,000
   7.8% series due 2023 ...........      10,000       10,000
   7.73% series due 2025 ..........      20,000       20,000
 Pollution control refunding bonds
   6.5% series F due 2010 .........       5,000        5,000
   6.2% series G due 2012 .........       1,000        1,000
   6.5% series E due 2018 .........      14,200       14,200
   5.9% series H due 2023 .........      32,000       32,000
                                       --------     --------
                                        268,550      268,550
                                       --------     --------

                                                       AT DECEMBER 31,
                                                 ---------------------------
                                                     1998           1997
                                                 ------------   ------------
                                                       (IN THOUSANDS)
CILCO first mortgage bonds
 Unamortized premium and discount on long-term
   debt, net .................................         (666)          (714)
                                                       ----           ----
    Total CILCO ..............................     $267,884       $267,836
                                                   --------       --------
   CILCORP Inc. Unsecured medium-term notes;
    various maturities in 2001; interest rates
    ranging from 8.52% to 9.10% ..............       17,500         30,500
   Other .....................................          168            192
                                                   --------       --------
    Total long-term debt .....................     $285,552       $298,528
                                                   ========       ========

     CILCO's first mortgage bonds are secured by a lien on substantially all of its property and franchises. Unamortized borrowing expense, premium and discount on outstanding long-term debt are being amortized over the lives of the respective issues.

     Total consolidated maturities of long-term debt for 2000-2003 are as follows: $30 million in 2000, $18 million in 2001, no debt due in 2002, and $25 million in 2003. The remaining maturities of long-term debt of $214 million, occur in 2004 and beyond.

     The 1999 and 1998 maturities of long-term borrowings have been classified as current liabilities.

NOTE 9. COMMITMENTS & CONTINGENCIES

     CILCO's 1999 capital expenditures are estimated to be $56.6 million in connection with which CILCO has normal and customary purchase commitments at December 31, 1998.

     CILCO acts as a self-insurer for certain insurable risks resulting from employee health and life insurance programs.

     The International Brotherhood of Electrical Workers Local 51 (IBEW) ratified its current agreement on October 10, 1997. The contract expires on July 1, 2000. The IBEW represents approximately 389 CILCO gas and electric department employees. The National Conference of Firemen and Oilers Local 8 (NCF&O) ratified its current contract with the Company on October 23, 1998. CILCO's previous contract with the NCF&O expired on July 1, 1998, and the NCF&O membership had been working without a contract since that time. The new contract expires on July 1, 2001. The NCF&O represents approximately 200 CILCO power plant employees.

     In August 1990, CILCO entered into a firm, wholesale power purchase agreement with Central Illinois Public Service Company, now AmerenCIPS (CIPS). This agreement provided for a minimum contract delivery rate from CIPS of 90 MW until the contract expired in May 1998.

     In March 1995, CILCO and CIPS amended a limited-term power agreement reached in November 1992. This agreement, which now expires in May 2009, provides for CILCO to purchase up to 150 MW of CIPS' capacity from June 1998 through May 2002, and 50 MW from June 2002 through May 2009.

     In January 1997, CILCO intervened in a proceeding before the Federal Energy Regulatory Commission (FERC) to raise contract issues relating to CIPS' proposal to engage with a second utility in joint dispatch of their respective generating units. CILCO also challenged the validity of the power agreements with CIPS because of CIPS' failure to obtain FERC approval of the agreements. In the alternative, CILCO requested that FERC provide an "open season" during which CILCO may cancel the power agreements in whole or in part. In an October 1997 order, FERC rejected CILCO's challenges to joint dispatch and denied CILCO's request for an open season. However, CIPS was ordered to file the agreements with FERC and, on its own motion, FERC initiated a separate proceeding to investigate the terms of the agreements. Hearings in that proceeding have concluded, and the Administrative Law Judge has entered an order finding the agreements are, with minor exceptions, just and reasonable. CILCO is appealing that order to FERC and is requesting FERC to assess penalties against CIPS for CIPS' failure to file the 1990 agreement before providing service to CILCO under that agreement. FERC's October 1997 order failed to address certain contract issues raised by CILCO. FERC denied rehearing of that order in February 1998, and CILCO has appealed to the United States Court of Appeals for the District of Columbia Circuit for a review of
FERC's orders concerning the CIPS agreements. CILCO also filed a separate complaint at FERC in December 1998, challenging the manner in which CIPS is performing, or failing to perform, under the agreements and has notified CIPS that CILCO considers CIPS to be in default under the agreements. On the ground that CIPS is in default regarding performance under the 1992 agreement, CILCO suspended capacity reservation payments to CIPS under the agreements as of January 21, 1999. CILCO cannot predict how FERC or the Court will ultimately rule on the issues pending before them. If CILCO's position is not upheld on certain issues, CILCO could be required to pay the suspended capacity reservation charges which are currently $865,000 per month, plus interest, to CIPS. While the capacity payments are suspended, CILCO is purchasing power and energy from other sources.

     Reference is made to Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental Matters (regarding former gas manufacturing sites) for a discussion of that item.


NOTE 10. QST ENTERPRISES DISCONTINUED OPERATIONS

     Due to uncertainties related to energy deregulation across the country, the illiquidity of certain energy markets and its pending acquisition by AES, the Company will focus in the future on the opportunities in the Illinois energy market resulting from the deregulation of electricity under the Electric Service Customer Choice and Rate Relief Law of 1997 (see Management's Discussion and Analysis -- Competition). As a result, the Company decided in the fourth quarter of 1998 to sell its 100% ownership interest in QST
Environmental Inc., a first-tier subsidiary of QST providing environmental consulting and engineering services. In August 1998, QST sold its wholly-owned fiber optic-based telecommunications subsidiary, QST Communications, for $20 million cash and stock options valued at $5.5 million. Since incurring material losses in the wholesale electricity market in June 1998 and subsequent losses in its energy operations outside of Illinois, QST Energy has transferred its Pennsylvania retail customers to other marketers, ceased its Houston-based energy trading operations, and has begun an effort to negotiate an end to its obligation to provide electricity to its non-Illinois customers. Accordingly, the operations of QST Enterprises and its subsidiaries are shown as discontinued operations in the statements of income. The Company's investment in QST Enterprises, as of December 31, 1998, on the accompanying consolidated balance sheet, consists primarily of $17.4 million in working capital, $6.9 million in fixed assets and $6.3 million of investments and other assets. Prior year financial statements, which also include the discontinued operations of ESE Land Corporation (sold by QST Environmental in November 1997, for $9.5 million and residual interests in three limited liability corporations), have been reclassified to conform to the current year presentation.


NOTE 11. LEASES

     The Company and its subsidiaries lease certain equipment, buildings and other facilities under capital and operating leases. Several of the operating leases provide that the Company pay taxes, maintenance and other occupancy costs applicable to these premises.

     Minimum future rental payments under non-cancellable capital and operating leases having remaining terms in excess of one year as of December 31, 1998, are $19.9 million in total. Payments due during the years ending December 31, 1999, through December 31, 2003, are $8.1 million, $5.6 million, $3.4 million, $1.9 million and $.5 million, respectively.

NOTE 12. FINANCIAL INSTRUMENTS AND PRICE RISK MANAGEMENT

     CILCORP utilizes commodity futures contracts, options and swaps in the normal course of its natural gas business activities. However, it does not currently utilize these instruments to hedge its electric purchase and sale transactions or to participate in energy trading activities. Gains and losses arising from derivative financial instrument transactions which hedge the impact of fluctuations in energy prices are recognized in income concurrent with the related purchases and sales of the commodity. If a derivative financial instrument contract is terminated because it is probable that a transaction or forecasted transaction will not occur, any gain or loss as of such date is immediately recognized. If a derivative financial instrument contract is terminated early for other economic reasons, any gain or loss as of the termination date is deferred and recorded concurrently with the related purchase and sale of natural gas. CILCORP is subject to commodity price risk for deregulated sales to the extent that energy is sold under firm price commitments. Due to market conditions, at times CILCORP may have unmatched commitments to purchase and sell energy on a price and quantity basis. Physical and derivative financial instruments give rise to market risk, which represents the potential loss that can be caused by a change in the market value of a particular commitment. Market risks are actively monitored to ensure compliance with the Company's risk management policies, including limits to the Company's total net exposure at any time.

     The net loss reflected in operating results from derivative financial instruments was $2.2 million for the year 1998. As of December 31, 1998, CILCORP had fixed-price derivative financial instruments representing hedges of natural gas purchases of 5.6 Bcf and natural gas sales of 7.2 Bcf for commitments through September 1999. The net deferred loss and carrying amount on these fixed-price derivatives at December 31, 1998 was $.9 million. At
December 31, 1998, CILCORP had open positions in derivative financial instruments used to hedge basis of 1.0 Bcf for commitments through October 1999. The net deferred loss on these basis derivatives at December 31, 1998, was $.1 million.

NOTE 13. EARNINGS PER SHARE

     The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock. The shares calculated for dilutive potential result from the CILCORP Shareholder Return Incentive Compensation Plan.



                                                                1998         1997
                                                             ----------   ----------
                                                                 (IN THOUSANDS)
Income available to common shareholders ..................    $16,310      $16,395
Weighted average number of common shares used in Basic
 Earnings Per Share ......................................     13,611       13,611
Weighted number of dilutive potential common stock used in
 Diluted Earnings Per Share ..............................         96           16

     The Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share, beginning with the year ended December 31, 1997. Restatement of 1996 is not applicable as no potential common stock dilution occurred until 1997.

NOTE 14 SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following quarterly operating results are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the Company's operating results for the periods indicated. The results of operations for each of the fiscal quarters are not necessarily comparable to, or indicative of, the results of an entire year due to the seasonal nature of the Company's business and other factors.

                                                                             FOR THE THREE MONTHS ENDED
                                                            -------------------------------------------------------------
                                                              MARCH 31        JUNE 30      SEPTEMBER 30      DECEMBER 31
                                                            ------------   ------------   --------------   --------------
                                                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
1998
 Revenue ................................................     $154,274       $121,435        $141,143        $  142,172
 Income from continuing operations before income
   taxes ................................................       17,566         10,254          29,020             1,077
 Income taxes ...........................................        6,250          2,519          10,983               (53)
 Net income from continuing operations ..................       11,316          7,735          18,037             1,130
 Loss from operations of discontinued business, net of
   tax of $(2,355), $(5,512), $(2,354), $(6,057).........       (3,622)        (8,423)         (3,620)           (9,360)
 Gain (loss) on sale/disposal of assets of discontinued
   business, net of tax of $5,425, $(3,411)..............           --             --           8,252            (5,135)
 Net income (loss) ......................................     $  7,694       $   (688)       $ 22,669        $  (13,365)
 Earnings per average common share--basic ...............
 Continuing operations ..................................     $   0.83       $   0.57        $   1.33        $     0.08
 Discontinued operations ................................       ( 0.27)        ( 0.62)           0.34            ( 1.06)
 Net income (loss) ......................................     $   0.56       $  (0.05)       $   1.67        $    (0.98)
 Earnings per average common share--diluted .............
 Continuing operations ..................................     $   0.83       $   0.56        $   1.32        $     0.08
 Discontinued operations ................................       ( 0.27)        ( 0.61)           0.34            ( 1.06)
 Net income (loss) ......................................     $   0.56       $  (0.05)       $   1.66        $    (0.98)
1997
 Revenue ................................................     $168,595       $113,610        $125,050        $  150,705
 Income from continuing operations before income
   taxes ................................................       16,793         10,889          23,966            14,410
 Income taxes ...........................................        5,254          3,559           8,858             4,678
 Net income from continuing operations before
   extraordinary item ...................................       11,539          7,330          15,108             9,732
 Loss from operations of discontinued business, net of
   tax of $(1,060), $(842), $(1,195), $(4,201)...........       (1,820)        (1,513)         (2,034)          (28,759)
 Gain on sale of assets of discontinued business, net
   of tax of $1,889......................................           --             --              --             2,712
 Extraordinary item .....................................           --             --              --             4,100
 Net income (loss) ......................................     $  9,719       $  5,817        $ 13,074        $  (12,215)
 Earnings per average common share--basic ...............
 Continuing operations ..................................     $   0.85       $   0.54        $   1.11        $     0.71
 Discontinued operations ................................       ( 0.14)        ( 0.11)         ( 0.15)           ( 1.91)
 Extraordinary item .....................................           --             --              --              0.30
 Net income (loss) ......................................     $   0.71       $   0.43        $   0.96        $    (0.90)
 Earnings per average common share--diluted .............
 Continuing operations ..................................     $   0.85       $   0.54        $   1.11        $     0.71
 Discontinued operations ................................       ( 0.14)        ( 0.11)         ( 0.15)           ( 1.91)
 Extraordinary item .....................................           --             --              --               .30
 Net income (loss) ......................................     $   0.71       $   0.43        $   0.96        $    (0.90)


                         CILCORP INC AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                (IN THOUSANDS)*
                                  (UNAUDITED)


                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                     -----------------------------
                                                                         1999            1998
                                                                     ------------   --------------
Revenue:
Electric utility .................................................     $169,006       $167,482
Gas utility ......................................................      102,366         98,212
Other businesses .................................................       17,133         10,382
                                                                       --------       --------
 Total ...........................................................      288,505        276,076
                                                                       --------       --------
Operating expenses:
Fuel for generation and purchased power ..........................       57,183         58,329
Gas purchased for resale .........................................       65,005         60,025
Other operations and maintenance .................................       73,724         62,001
Depreciation and amortization ....................................       34,481         31,966
Taxes, other than income taxes ...................................       20,916         19,305
                                                                       --------       --------
 Total ...........................................................      251,309        231,626
                                                                       --------       --------
Fixed charges and other:
Interest expense .................................................       14,340         14,625
Preferred stock dividends of subsidiary ..........................        1,570          1,599
Allowance for funds used during construction .....................          (26)            (6)
Other ............................................................          506            412
                                                                       --------       --------
 Total ...........................................................       16,390         16,630
                                                                       --------       --------
Income from continuing operations before income taxes ............       20,806         27,820
Income taxes .....................................................        7,115          8,769
                                                                       --------       --------
Net income from continuing operations ............................       13,691         19,051
Loss from operations of discontinued business, net of tax of
 $(221) and $(7,867)..............................................         (407)       (12,045)
                                                                       --------       --------
Net income (loss) ................................................     $ 13,284       $  7,006
                                                                       ========       ========
Average common shares outstanding - basic ........................       13,611         13,611
Earnings per common share--basic Continuing operations ...........     $   1.01       $   1.40
Discontinued operations ..........................................       (  .03)          (.89)
                                                                       --------       --------
Net income per common share--basic ...............................     $    .98       $    .51
                                                                       ========       ========
Average common shares outstanding - diluted ......................       13,752         13,690
Earnings per common share--diluted Continuing operations .........     $   1.00       $   1.39
Discontinued operations ..........................................       (  .03)          (.88)
                                                                       --------       --------
Net income per common share--diluted .............................     $    .97       $    .51
                                                                       ========       ========
Dividends per common share .......................................     $   1.23       $   1.23
                                                                       ========       ========

----------
*Except per share amounts

The  accompanying notes to the Consolidated Financial Statements are an integral part of these statements.

                         CILCORP INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)


                                                                 JUNE 30,      DECEMBER 31,
                                                               ------------   -------------
                                                                   1999            1998
                                                               ------------   -------------
                                                                       (UNAUDITED)
ASSETS
Current assets:
 Cash and temporary cash investments .......................   $    3,541      $    1,669
Receivables, less reserves of $1,657 and $3,411.............       68,405         134,548
Accrued unbilled revenue ...................................       27,800          39,339
Fuel, at average cost ......................................        9,049          13,431
Materials and supplies, at average cost ....................       16,444          15,435
Gas in underground storage, at average cost ................       12,478          20,494
Prepayments and other ......................................        8,639           7,646
                                                               ----------      ----------
 Total current assets ......................................      146,356         232,562
                                                               ----------      ----------
Investments and other property:
Investment in leveraged leases .............................      143,297         146,977
Cash surrender value of company-owned life insurance, net of
 related policy loans of $51,871 and $48,132................        2,362           2,655
Other investments ..........................................       21,698          16,882
                                                               ----------      ----------
 Total investments and other property ......................      167,357         166,514
                                                               ----------      ----------
Property, plant and equipment:
Utility plant, at original cost
Electric ...................................................    1,245,551       1,237,885
Gas ........................................................      420,812         417,585
                                                               ----------      ----------
                                                                1,666,363       1,655,470
Less -- accumulated provision for depreciation .............      846,954         812,630
                                                               ----------      ----------
                                                                  819,409         842,840
Construction work in progress ..............................       45,576          30,075
Other, net of depreciation .................................          610           7,755
                                                               ----------      ----------
 Total property, plant and equipment .......................      865,595         880,670
                                                               ----------      ----------
Other assets ...............................................       23,327          33,194
                                                               ----------      ----------
 Total assets ..............................................   $1,202,635      $1,312,940
                                                               ==========      ==========


The  accompanying Notes to the Consolidated Financial Statements are an integral part of these Balance Sheets.

                         CILCORP INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)


                                                                JUNE 30,       DECEMBER 31,
                                                             --------------   -------------
                                                                  1999             1998
                                                             --------------   -------------
                                                                      (UNAUDITED)
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt ........................     $   43,000      $   13,027
Notes payable ............................................         73,300          96,200
Accounts payable .........................................         52,276         128,845
Accrued taxes ............................................          5,031           8,262
Accrued interest .........................................          9,386           9,994
FAC/PGA over-recoveries ..................................            367             304
Other ....................................................          4,519          14,316
                                                               ----------      ----------
 Total current liabilities ...............................        187,879         270,948
                                                               ----------      ----------
Long-term debt ...........................................        257,168         288,135
                                                               ----------      ----------
Deferred credits and other liabilities:
Accumulated deferred income taxes ........................        240,446         239,305
Regulatory liability of regulated subsidiary .............         41,302          46,346
Deferred investment tax credits ..........................         18,654          19,450
Other ....................................................         58,370          47,098
                                                               ----------      ----------
 Total deferred credits and other liabilities ............        358,772         352,199
                                                               ----------      ----------
Preferred stock of subsidiary ............................         66,120          66,120
                                                               ----------      ----------
Stockholders' equity:
Common stock, no par value; authorized 50,000,000 shares--
 outstanding 13,610,680 shares ...........................        192,853         192,853
Retained earnings ........................................        140,688         143,530
Accumulated other comprehensive income ...................           (845)           (845)
                                                               ----------      ----------
 Total stockholders' equity ..............................        332,696         335,538
                                                               ----------      ----------
 Total liabilities and stockholders' equity ..............     $1,202,635      $1,312,940
                                                               ==========      ==========


The  accompanying Notes to the Consolidated Financial Statements are an integral part of these Balance Sheets.

                         CILCORP INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)
                                  (UNAUDITED)


                                                                                            SIX MONTHS ENDED
                                                                                                JUNE 30,
                                                                                        -------------------------
                                                                                            1999          1998
                                                                                        -----------   -----------
Cash flows from operating activities:
Net income before preferred dividends ...............................................    $  15,261     $  20,650
                                                                                         ---------     ---------
Adjustments to reconcile net income to net cash provided by operating activities:
 Non-cash lease income and investment income ........................................       (3,299)       (3,415)
 Cash receipts in excess of debt service on leases ..................................        7,326         5,650
 Depreciation and amortization ......................................................       34,481        31,966
 Deferred income taxes, investment tax credit and regulatory liability of
   subsidiary, net ..................................................................       (8,748)       (4,094)
Changes in operating assets and liabilities:
 Decrease in accounts receivable and accrued unbilled revenue .......................        7,719        21,343
 Decrease in inventories ............................................................       11,374         8,501
 Decrease in accounts payable .......................................................      (20,337)      (22,702)
 Increase in accrued taxes ..........................................................          934         2,630
 Decrease (increase) in other assets ................................................        1,700          (512)
 Increase (decrease) in other liabilities ...........................................        8,339        (1,469)
                                                                                         ---------     ---------
 Total adjustments ..................................................................       39,489        37,898
                                                                                         ---------     ---------
 Net cash provided by operating activities from continuing operations ...............       54,750        58,548
                                                                                         ---------     ---------
 Net cash provided (used) by operating activities of discontinued operations ........        8,112        (8,738)
                                                                                         ---------     ---------
 Cash flow from operations ..........................................................       62,862        49,810
                                                                                         ---------     ---------
Cash flows from investing activities:
 Additions to plant .................................................................      (27,311)      (29,871)
 Proceeds from sale of discontinued operations ......................................       17,376            --
 Other ..............................................................................       (4,012)         (909)
                                                                                         ---------     ---------
 Net cash used by investing activities from continuing operations ...................      (13,947)      (30,780)
                                                                                         ---------     ---------
 Net cash used by investing activities from discontinued operations .................       (4,838)       (5,359)
                                                                                         ---------     ---------
 Cash flow from investing activities ................................................      (18,785)      (36,139)
                                                                                         ---------     ---------
Cash flow from financing activities:
Net (decrease) increase in short-term debt ..........................................      (22,900)        2,350
Net decrease in long-term debt ......................................................         (994)       (2,117)
Common dividends paid ...............................................................      (16,741)      (16,742)
Preferred dividends paid ............................................................       (1,570)       (1,599)
                                                                                         ---------     ---------
 Cash flow from financing activities ................................................      (42,205)      (18,108)
                                                                                         ---------     ---------
Net increase (decrease) in cash and temporary cash investments ......................        1,872        (4,437)
Cash and temporary cash investments at beginning of year ............................        1,669        10,576
                                                                                         ---------     ---------
Cash and temporary cash investments at June 30 ......................................    $   3,541     $   6,139
                                                                                         =========     =========
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest ............................................................................    $  13,832     $  13,613
Income taxes ........................................................................    $  10,872     $   7,068

The  accompanying Notes to the Consolidated Financial Statements are an integral part of these statements.

                      STATEMENTS OF SEGMENTS OF BUSINESS
                         CILCORP INC. AND SUBSIDIARIES


                                                                     SIX MONTHS ENDED JUNE 30, 1999
                                          ------------------------------------------------------------------------------------
                                              CILCO         CILCO          CILCO          OTHER        DISCONT.
                                            ELECTRIC         GAS           OTHER       BUSINESSES     OPERATNS.       TOTALS
                                          ------------   -----------   ------------   ------------   -----------   -----------
                                                                             (IN THOUSANDS)
Revenues ..............................     $169,006      $102,366       $  1,729       $ 15,235       $    --      $288,336
Interest income .......................           --            --            113             56            --           169
                                            --------      --------       --------       --------       -------      --------
    Total .............................      169,006       102,366          1,842         15,291            --       288,505
                                            --------      --------       --------       --------       -------      --------
Operating expenses ....................      120,487        79,013          3,161         14,167            --       216,828
Depreciation and amortization .........       23,786        10,175            432             88            --        34,481
                                            --------      --------       --------       --------       -------      --------
    Total .............................      144,273        89,188          3,593         14,255            --       251,309
                                            --------      --------       --------       --------       -------      --------
Interest expense ......................        8,233         3,265             --          2,842            --        14,340
Preferred stock dividends .............           --            --          1,570             --            --         1,570
Fixed charges and other expenses.......          (26)           --            506             --            --           480
                                            --------      --------       --------       --------       -------      --------
    Total .............................        8,207         3,265          2,076          2,842            --        16,390
                                            --------      --------       --------       --------       -------      --------
Income from continuing oper.
 before income taxes ..................       16,526         9,913         (3,827)        (1,806)           --        20,806
Income taxes ..........................        5,315         4,044         (1,367)          (877)           --         7,115
                                            --------      --------       --------       --------       -------      --------
Net income from continuing
 operations ...........................       11,211         5,869         (2,460)          (929)           --        13,691
                                            --------      --------       --------       --------       -------      --------
Effect of discontinued operations .....           --            --             --             --          (407)         (407)
                                            --------      --------       --------       --------       -------      --------
Segment net income ....................     $ 11,211      $  5,869       $ (2,460)      $   (929)      $  (407)     $ 13,284
                                            ========      ========       ========       ========       =======      ========

                                                               SIX MONTHS ENDED JUNE 30, 1998
                                        -----------------------------------------------------------------------------
                                             CILCO        CILCO       CILCO        OTHER       DISCONT.
                                           ELECTRIC        GAS        OTHER     BUSINESSES    OPERATNS.      TOTALS
                                        -------------- ----------- ----------- ------------ ------------- -----------
                                                                       (IN THOUSANDS)
Revenues ..............................    $167,482     $ 98,212    $    355     $  9,780     $      --    $ 275,829
Interest income .......................          --           --         191           56            --          247
                                           --------     --------    --------     --------     ---------    ---------
    Total .............................     167,482       98,212         546        9,836            --      276,076
                                           --------     --------    --------     --------     ---------    ---------
Operating expenses ....................     112,626       76,816       1,553        8,665            --      199,660
Depreciation and amortization .........      22,436        9,073         356          101            --       31,966
                                           --------     --------    --------     --------     ---------    ---------
    Total .............................     135,062       85,889       1,909        8,766            --      231,626
                                           --------     --------    --------     --------     ---------    ---------
Interest expense ......................       8,038        3,204          --        3,383            --       14,625
Preferred stock dividends .............          --           --       1,599           --            --        1,599
Fixed charges and other expenses.......          (6)          --         412           --            --          406
                                           --------     --------    --------     --------     ---------    ---------
    Total .............................       8,032        3,204       2,011        3,383            --       16,630
                                           --------     --------    --------     --------     ---------    ---------
Income from continuing oper.
 before income taxes ..................      24,388        9,119      (3,374)      (2,313)           --       27,820
Income taxes ..........................       8,181        3,645      (1,339)      (1,718)           --        8,769
                                           --------     --------    --------     --------     ---------    ---------
Net income from continuing
 operations ...........................      16,207        5,474      (2,035)        (595)           --       19,051
                                           --------     --------    --------     --------     ---------    ---------
Effect of discontinued operations .....          --           --          --           --       (12,045)     (12,045)
                                           --------     --------    --------     --------     ---------    ---------
Segment net income ....................    $ 16,207     $  5,474    $ (2,035)    $   (595)    $ (12,045)   $   7,006
                                           ========     ========    ========     ========     =========    =========

                CILCORP INC. AND CENTRAL ILLINOIS LIGHT COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1. INTRODUCTION

     The consolidated financial statements include the accounts of CILCORP Inc. (CILCORP or the Holding Company), Central Illinois Light Company (CILCO), QST Enterprises Inc. (QST) and its subsidiaries (QST Environmental Inc., QST Energy Inc. (QST Energy) and CILCORP Infraservices Inc.) and CILCORP's other subsidiaries (collectively, the Company) after elimination of significant intercompany transactions. The consolidated financial statements of CILCO include the accounts of CILCO and its subsidiaries, CILCO Exploration and Development Company and CILCO Energy Corporation. CILCORP owns directly or indirectly 100% of the common stock of its first-tier subsidiaries. In the fourth quarter of 1998, the operations of QST and its subsidiaries (excluding ESE Land Corporation and CILCORP Infraservices Inc.-- see Management's Discussion and Analysis) were discontinued (see Note 4.) and, therefore, are being reported as discontinued operations in the financial statements. QST completed the sale of subsidiary QST Environmental Inc. in the second quarter of 1999 (see Results of Operations-- QST Enterprises Discontinued Operations). Prior year amounts have been reclassified on a basis consistent with the 1999 presentation.

     The accompanying unaudited consolidated financial statements have been prepared according to the rules and regulations of the Securities and Exchange Commission (SEC). Although CILCORP believes the disclosures are adequate to make the information presented not misleading, these consolidated financial statements should be read along with the Company's 1998 Annual Report on Form 10-K.

     In the Company's opinion, the consolidated financial statements furnished reflect all normal and recurring adjustments necessary for a fair presentation of the results of operations for the periods presented. Operating results for interim periods are not necessarily indicative of operating results to be expected for the year or of the Company's future financial condition.

NOTE 2. CONTINGENCIES

GAS MANUFACTURING PLANT SITES

     CILCO continues to investigate and/or monitor four former gas manufacturing plant sites located within CILCO's present gas service territory. The purpose of the investigations is to determine if waste materials, principally coal tar, are present, whether such waste materials constitute an environmental or health risk and if CILCO is responsible for the remediation of any remaining waste materials at those sites.

     During the six months ended June 30, 1999, CILCO paid approximately $362,000 to outside parties for former gas manufacturing plant site monitoring, remediation and legal fees, and expects to spend approximately $250,000 during the remainder of 1999. A $1.5 million liability and a corresponding regulatory asset are recorded on the Balance Sheets representing the minimum amount of coal tar investigation and remediation costs CILCO expects to incur and recover in the future. Coal tar remediation costs incurred through June 1999 have been deferred on the Balance Sheets, net of amounts recovered from customers.

     Through June 30, 1999, CILCO has recovered approximately $6.6 million in coal tar remediation costs from its customers through a gas rate rider approved by the Illinois Commerce Commission (ICC). Currently, that rider allows recovery of prudently incurred coal tar remediation costs in the year that the expenditures occur. Under these circumstances, management believes that the cost of coal tar remediation will not have a material adverse effect on CILCO's financial position or results of operations.

CILCO'S UNION CONTRACTS

     The International Brotherhood of Electrical Workers Local 51 (IBEW) ratified its current agreement on October 10, 1997. The current contract expires on July 1, 2000. The IBEW represents approximately 389 CILCO gas and electric department employees. The National Conference of Firemen and Oilers Local 8 (NCF&O), ratified its current agreement on October 23, 1998. The current contract expires on July 1, 2001. The NCF&O represents approximately 159 CILCO power plant employees.

NOTE 3. COMMITMENTS

     In August 1990, CILCO entered into a firm, wholesale power purchase agreement with Central Illinois Public Service Company, now AmerenCIPS (CIPS). This agreement provided for a minimum contract delivery rate from CIPS of 90 MW until the contract expired in May 1998.

     In March 1995, CILCO and CIPS amended a limited-term power agreement reached in November 1992. This agreement provided for CILCO to purchase 150 MW of CIPS' capacity from June 1998 through May 2002, and 50 MW from June 2002 through May 2009.

     In May 1999, a settlement was reached between CILCO and CIPS regarding disputed issues pertaining to these capacity and energy agreements. The settlement amends the previous agreements to provide for 100 MW of capacity and firm energy for the months of June through September for the years 2000 through 2003 and additionally provide for 100 MW of firm energy for the month of January in each of those years. There are no commitments to purchase capacity or energy beyond those dates. The agreements provide specific prices for on-peak and off-peak energy, which eliminates the ambiguity that arose under the old agreements due to the use of pricing queues. Under the settlement, CILCO will have no capacity payment obligations to CIPS for February through December 1999, resulting in 1999 capacity reservation savings of approximately $6 million. The settlement also obligates both parties to withdraw from regulatory action pertaining to related contract issues. CIPS and CILCO are currently preparing the settlement document filing for approval by the FERC.

NOTE 4. QST ENTERPRISES DISCONTINUED OPERATIONS

     Due to uncertainties related to energy deregulation across the country, the illiquidity of certain energy markets and the Company's pending acquisition by AES, the Company intends to focus on the opportunities in the Illinois energy market resulting from the deregulation of electricity under the Electric Service Customer Choice and Rate Relief Law of 1997 (see Management's Discussion and Analysis-- Illinois Electric Deregulation). As a result, the Company decided in the fourth quarter of 1998 to sell its 100% ownership interest in QST Environmental Inc. (QST Environmental), a first-tier subsidiary of QST Enterprises Inc. providing environmental consulting and engineering services. On May 7, 1999, QST Enterprises Inc. signed a definitive agreement for the sale of QST Environmental to MACTEC, Inc., a privately-held company which provides environmental management services, for approximately $18 million in cash, which was received by QST Enterprises Inc. on June 24, 1999, the effective date of the sale. In August 1998, QST Enterprises Inc. sold its wholly-owned fiber optic-based telecommunications subsidiary, QST Communications, for $20 million cash and stock options then valued at $5.5 million. After incurring material losses in the wholesale electricity market in June 1998 and subsequent losses in its energy operations outside of Illinois, QST Energy transferred its Pennsylvania retail customers to other marketers, ceased its Houston-based energy trading operations, and has terminated its obligations to provide electricity to its non-Illinois customers. Accordingly, the operations of QST Enterprises Inc. and its subsidiaries are shown as discontinued operations in the statements of income. The Company's investment in QST Enterprises Inc. (excluding CILCORP Infraservices Inc.), as of June 30, 1999, on the accompanying consolidated balance sheet, consists primarily of $1.7 million in working capital, $.2 million in fixed assets and $11.2 million of investments and other assets. Working capital consists mainly of $1.7 million in receivables (see QST Enterprises Discontinued Operations) offset by $16.6 million in outstanding debt to the Holding Company. Investments and other assets consists primarily of a $5.5 million investment in ESE Land Corporation (ESE Land) and $5.5 million of stock options obtained in the sale of QST Communications. The investment in ESE Land consists of residual interests in three limited liability corporations obtained as part of the sale of ESE Land assets in fourth quarter 1997. QST Environmental's residual investment in ESE Land was transferred to QST Enterprises Inc. prior to the sale of QST Environmental. Prior year financial statements have been reclassified to conform to the current year presentation.

NOTE 5. FINANCIAL INSTRUMENTS AND PRICE RISK MANAGEMENT

     CILCORP utilizes commodity futures contracts, options and swaps in the normal course of its natural gas and electric business activities. Gains and losses arising from derivative financial instrument transactions which hedge the impact of fluctuations in energy prices are recognized in income concurrent with the related purchases and sales of the commodity. If a derivative financial instrument contract is terminated because it is probable that a transaction or forecasted transaction will not occur, any gain or loss as of such date is immediately recognized. If a derivative financial instrument contract is terminated early for other economic reasons, any gain or loss as of the termination date is deferred and recorded concurrently with the related purchase and sale of natural gas. CILCORP is subject to commodity price risk for deregulated sales to the extent that energy is sold under firm price commitments. Due to market conditions, at times CILCORP may have unmatched commitments to purchase and sell energy on a price and quantity basis. Physical and derivative financial instruments give rise to market risk, which represents the potential loss that can be caused by a change in the market value of a particular commitment. Market risks are actively monitored to ensure compliance with the Company's risk management policies, including limits to the Company's total net exposure at any time.

     The net gain reflected in operating results from derivative financial instruments was approximately $415,000 for the second quarter 1999. As of June 30, 1999, CILCORP had fixed-price derivative financial instruments representing hedges of natural gas purchases of .5 Bcf and natural gas sales of 1.6 Bcf for commitments through September 2000. The net deferred gain and carrying amount on these fixed-price derivatives at June 30, 1999, was approximately $571,600. At June 30, 1999, CILCORP had open positions in derivative financial instruments used to hedge basis of 1.4 Bcf for commitments through March 2000. The net deferred gain on these basis derivatives at June 30, 1999, was approximately $30,500. As of June 30, 1999, CILCORP had fixed-price derivative financial instruments representing hedges of electricity purchases of
49,312 MWh and electricity sales of 3,680 MWh for commitments through June 2000. The net deferred loss and carrying amount on these fixed-price derivatives at June 30, 1999, was approximately $132,400.

NOTE 6. NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS
133). The statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. As issued, SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

     In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities-- Deferral of the Effective Date of FASB Statement No. 133" (SFAS 137). SFAS 137 amends SFAS 133 to require implementation of SFAS 133 for all fiscal quarters of fiscal years beginning after June 15, 2000.

     The Company has not yet adopted SFAS 133 and has not yet determined its effect on the Company's financial position, results of operations or cash flows.

NOTE 7. EARNINGS PER SHARE

     The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock. The shares calculated for dilutive potential result from Award Agreements entered into pursuant to the CILCORP Shareholder Return Incentive Compensation Plan.



                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
                                                                  (IN THOUSANDS)
Income available to common shareholders ...................    $13,284      $ 7,006
Weighted average number of common shares
 used in Basic Earnings Per Share .........................     13,611       13,611
Weighted number of dilutive potential common shares used in
 Diluted Earnings Per Share ...............................        141           79

     The Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share, for the year ended December 31, 1997.

                  INDEX TO UNAUDITED PRO FORMA FINANCIAL DATA





                                                                                     PAGE
                                                                                     NO.
                                                                                    -----
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA:
   Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999 .    P-3
   Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six
    Months Ended June 30, 1999 ..................................................    P-4
   Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
    Ended December 31, 1998 ..................................................       P-5
   Notes to Unaudited Pro Forma Condensed Consolidated Financial Data ...........    P-6


The following unaudited pro forma condensed consolidated financial data are based on the historical consolidated financial statements of The AES Corporation and its subsidiaries (the Company) and the historical consolidated financial statements of CILCORP Inc. and its subsidiaries (CILCORP) after giving effect on a pro forma basis to the acquisition of CILCORP through a merger between a wholly-owned subsidiary of AES and CILCORP. This data should be read in conjunction with the historical consolidated financial statements and notes to those financial statements of AES and CILCORP.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 present the results of the Company and CILCORP as if the acquisition had occurred as of the beginning of the earliest period presented. The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 presents the financial position of the Company and CILCORP as if the acquisition had occurred on that date.

The pro forma adjustments are based on preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances. The actual consolidated financial statements will reflect the effects of the merger on and after the effective date of the merger rather than the dates indicated above. The unaudited pro forma condensed consolidated financial data neither purport to represent what the consolidated results of operations or financial condition actually would have been had the acquisition and related transactions in fact occurred on the assumed dates, nor to project the consolidated results of operations and financial position for any future period.

The acquisition will be accounted for by the purchase method and, therefore, the assets and liabilities of CILCORP will be recorded at their fair values. The excess of the purchase price over the fair value of net assets acquired at the effective date of the acquisition will be recorded as goodwill. Allocations included in the pro forma financial data are based on an analysis which is not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in this pro forma financial data.

                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                            June 30, 1999
                                                                                            (in millions)
                                                                        ------------------------------------------------------------
                                                                                                             Proforma
                                                                                                         Adjustments for
                                                                                                         the Acquisition
                                                                                                       (Notes 1, 2, 3, 4
                                                                             AES        CILCORP, Inc.        and 5)        Pro Forma
                                                                        -------------   -------------  ------------------  ---------
Assets
Current Assets:
  Cash, cash equivalents and short-term investments                     $      422       $      4       $       14         $   440
  Accounts receivables, less provision to reduce contract receivables          438             68               --             506
  Accrued unbilled revenue                                                      --             28               --              28
  Inventory                                                                    123             38               --             161
  Prepaid expenses and other current assets                                    288              8               --             296
                                                                        ----------       --------       ----------         -------
  Total current assets                                                       1,271            146               14           1,431
Property, Plant and Equipment:
  Property, plant and equipment, at cost                                     5,958          1,667             (847)          6,778
  Accumulated depreciation and amortization                                   (626)          (847)             847            (626)
  Construction work in progress and other                                      974             46               --           1,020
                                                                        ----------       --------       ----------         -------
  Property, plant & equipment, net                                           6,306            866               --           7,172
Other Assets:
  Investments in and advances to affiliates                                  1,721            165               --           1,886
  Electricity sales concessions and contracts                                  993             --               --             993
  Goodwill                                                                      67             --              571             638
  Other assets                                                                 879             26                6             911
                                                                        ----------       --------       ----------         -------
  Total other assets                                                         3,660            191              577           4,428
                                                                        ----------       --------       ----------         -------
Total                                                                   $   11,237       $  1,203       $      591         $13,031
                                                                        ==========       ========       ==========         =======
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable                                                      $      237       $     52       $       --         $   289
  Accrued interest and other liabilities                                       377             19               14             410
  Project financing debt - current portion                                     676            117              (27)            766
                                                                        ----------       --------       ----------         -------
  Total current liabilities                                                  1,290            188              (13)          1,465
Long-Term Liabilities:
  Project financing debt                                                     4,651            257              475           5,383
  Other notes payable                                                        2,009             --               --           2,009
  Deferred credits and other liabilities                                       450            359               --             809
                                                                        ----------       --------       ----------         -------
  Total long-term liabilities                                                7,110            616              475           8,201
                                                                        ----------       --------       ----------         -------
Minority Interest                                                              773             --               --             773
Company-obligated Mandatorily Redeemable Convertible
Preferred Securities of Subsidiary Trusts Holding Solely
Junior Subordinated Debentures of The AES Corporation                          550             --               --             550
Preferred Stock of Subsidiary                                                   --             66               --              66
Stockholders'  Equity:
  Common stock                                                                   2            193             (193)              2
  Additional paid-in capital                                                 1,757             --              462           2,219
  Retained earnings                                                            950            141             (141)            950
  Accumulated other comprehensive loss                                      (1,195)            (1)               1          (1,195)
                                                                        ----------       --------       ----------         -------
  Total stockholders' equity                                                 1,514            333              129           1,976
                                                                        ----------       --------       ----------         -------
Total                                                                   $   11,237       $  1,203       $      591         $13,031
                                                                        ==========       ========       ==========         =======

 The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                 Data are an integral part of these statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                                                                    For the Six Months Ended June 30, 1999
                                                                                    (in millions, except per share amounts)
                                                                         -----------------------------------------------------------
                                                                                                            Proforma
                                                                                                         Adjustments for
                                                                                                         the Acquisition
                                                                                                       (Notes 1, 2, 3 and
                                                                             AES        CILCORP, Inc.         4)           Pro Forma
                                                                         -----------    -------------  ------------------  ---------

Revenues:
Sales and services                                                       $ 1,278          $   288          $    --          $ 1,566

Operating costs and expenses:
Cost of sales and services                                                   830              248               --            1,078
Selling, general and administrative expenses                                  31                3                7               41
                                                                         -------          -------          -------          -------
Total operating costs and expenses                                           861              251                7            1,119
                                                                         -------          -------          -------          -------
Operating Income (Loss)                                                      417               37               (7)             447

Other income and (expense):
Interest expense                                                            (276)             (16)             (20)            (312)
Interest and other income                                                     33                2               --               35
Preferred stock dividend of subsidiary                                        --               (2)              --               (2)
Foreign currency transaction loss                                             (2)              --               --               (2)
Equity in loss of affiliates before income taxes                             (54)              --               --              (54)
                                                                         -------          -------          -------          -------
Income (loss) before income taxes and minority
interest                                                                     118               21              (27)             112

Income tax provision (benefit)                                                28                7               (8)              27
Minority interest                                                             32               --               --               32
                                                                         -------          -------          -------          -------
Net income (loss) from continuing operations                             $    58          $    14          $   (19)         $    53
                                                                         =======          =======          =======          =======

Earnings per share from continuing operations --
Basic                                                                    $  0.31                                            $  0.28
Diluted                                                                     0.31                                               0.28

Weighted  average  common  shares  and potential common
shares used  in the calculation of
earnings per share --
Basic                                                                      184.1                                              191.6
Diluted                                                                    188.6                                              196.1


            The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Data are an integral part of these statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                                                                         For the Year Ended December 31, 1998
                                                                                       (in millions, except per share amounts)
                                                                         -----------------------------------------------------------
                                                                                                            Proforma
                                                                                                         Adjustments for
                                                                                                         the Acquisition
                                                                                                       (Notes 1, 2, 3 and
                                                                             AES        CILCORP, Inc.         4)           Pro Forma
                                                                         -----------    -------------  ------------------  ---------

Revenues:
Sales and services                                                       $ 2,398          $   559          $    --          $ 2,957

Operating costs and expenses:
Cost of sales and services                                                 1,587              458               --            2,045
Selling, general and administrative expenses                                  56                9               14               79
Provision for contract receivables                                            22               --               --               22
                                                                         -------          -------          -------          -------
Total operating costs and expenses                                         1,665              467               14            2,146
                                                                         -------          -------          -------          -------
Operating Income (Loss)                                                      733               92              (14)             811

Other income and (expense):
Interest expense                                                            (485)             (33)             (39)            (557)
Interest and other income                                                     67                2               --               69
Preferred stock dividend of subsidiary                                        --               (3)              --               (3)
Foreign currency transaction loss                                             (1)              --               --               (1)
Equity in earnings of affiliates before income taxes                         232               --               --              232
                                                                         -------          -------          -------          -------
Income (loss) before income taxes and minority
interest                                                                     546               58              (53)             551

Income tax provision (benefit)                                               145               20              (15)             150
Minority interest                                                             94               --               --               94
                                                                         -------          -------          -------          -------
Net income (loss) from continuing operations                             $   307          $    38          $   (38)         $   307
                                                                         =======          =======          =======          =======

Earnings per share from continuing operations --
Basic                                                                    $  1.73                                            $  1.66
Diluted                                                                     1.67                                               1.61

Weighted average common shares and potential common
shares used  in the
calculation of earnings per share --
Basic                                                                      177.5                                              185.0
Diluted                                                                    189.0                                              196.5




            The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Data are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The Unaudited Pro Forma Condensed Consolidated Financial Data are based on the following assumptions:

(1) The purchase price of approximately $904 million will be funded through the issuance of $475 million of project financing debt with an expected interest rate of 8.25% and through the issuance of 7.0 million shares of AES common stock. An additional 0.5 million shares of AES common stock will be issued to repay $27 million of CILCORP's current debt outstanding and to pay $6.0 million of costs related to the issuance of the project financing debt. The net proceeds from the issuance of the AES common stock are assumed to be $462 million (based on a closing price of $63.625 on September 24, 1999). The acquisition will be accounted for as a purchase. The purchase price allocation has been prepared on a preliminary basis pending completion of engineering, environmental, legal and valuation analyses, all of which are ongoing. The preliminary adjustments which have been made to the assets and liabilities of CILCORP to reflect the effect of the acquisition are as follows (in millions):

          Goodwill...................................       $571
          Merger-related personnel costs ............         14

(2)  Goodwill will be amortized using the straight line method over 40 years.

(3) The issuance costs for the project financing debt will be amortized over the term of the debt which is approximately 20 years.

(4) The income tax benefit for the effects of the pro forma adjustments which affect taxable income have been calculated at an effective rate of 39.5%.

(5) In the Pro Forma Condensed Balance Sheet the CILCORP fixed rate debt continues to be recorded at its historical cost. Upon consummation of the merger, the fixed rate debt will be recorded at its fair value, after considering the rates the combined companies would expect to receive in similar borrowing arrangements. As of December 31, 1998 the CILCORP fixed rate debt had a carrying amount of approximately $299 million and a fair value amount of approximately $339 million.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                    THE AES CORPORATION





     Date: September 30, 1999                          By /s/ William Luraschi
                                                         ---------------------
                                                          (signing officer)